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                                                                    Exhibit 23.4
                                                                    ------------



               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.



The Board of Directors of
Pure Resources, Inc.

As independent petroleum consultants, we consent to the reference to our firm under the caption "Engineers" in the Registration Statement (Form S-4) and related Prospectus of Pure Resources, Inc. for the registration of $350,000,000 Senior Notes due 2011 and to the incorporation by reference therein of the information included in the Annual Report (Form 10-K) of Pure Resources, Inc. for the year ended December 31, 2000 filed with the Securities and Exchange Commission relating to the net proved oil and gas reserves of Pure Resources, Inc. as of December 31, 2000, and the present value thereof.


                            NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By: /s/ Frederic D. Sewell
                                        ------------------------
                                    Name:  Frederic D. Sewell
                                    Title: President

September 12, 2001